UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Executive Officer

On April 21, 2023, Gary F. Santo, Jr. resigned as Chief Executive Officer (the “Resignation”) of TILT Holdings Inc. (the “Company”). In connection with the Resignation, the Company and Mr. Santo entered into a Separation Agreement (the “Separation Agreement”), effective April 21, 2023 (the “Separation Date”) which supersedes and replaces Mr. Santo’s employment agreement dated May 13, 2021 (the “Employment Agreement”) with the Company. Pursuant to the Separation Agreement, Mr. Santo is entitled to the following separation benefits:

•	payment of his base salary for three months following the Separation Date;
•	vesting on the Separation Date of 25% or 207,982 of the remaining unvested restricted stock units granted to him on June 1, 2021;
•	subject to his eligibility and timely election of continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of the difference between the amount of monthly health insurance premiums paid by him pre- and post-COBRA coverage until the earliest of (i) the 18-month anniversary of the Separation Date; (ii) the date he is no longer eligible to receive COBRA continuation coverage; or (iii) the date on which he receives or becomes eligible to receive substantially similar health care coverage from another employer or other source;
•	reduction of the restricted period of post-termination non-solicitation obligations set forth in the Employment Agreement from twelve months to three months; and
•	waiver of the post-termination non-competition obligations set forth in the Employment Agreement.

In exchange for the consideration provided in the Separation Agreement, Mr. Santo agreed to release and discharge the Company and certain related parties from claims and causes of action, including arising out of or relating to his employment by the Company or his separation from the Company. The Company has also agreed to release Mr. Santo from certain claims and causes of action arising out of or relating to his employment by the Company or his separation from the Company, other than violations of applicable federal or state criminal law or claims which a court has not approved indemnification by the Company to Mr. Santo pursuant to the existing Indemnification Agreement with Mr. Santo or has determined that indemnification is prohibited under Section 163 of the British Columbia Business Corporations Act.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement between the Company and Mr. Santo, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Interim Chief Executive Officer

The Board of Directors (the “Board”) of the Company approved, effective as of April 21, 2023, the appointment of Tim Conder, a current director of the Company, as Interim Chief Executive Officer of the Company.

Mr. Conder, 40, has served as a member of the Board since October 2019. Mr. Conder served as the Chief Operating Officer of the Company from July 2019 to November 2020, the Senior Vice President of Software and Services for the Company from January 2019 to July 2019 and the President of the Company from February 2020 to October 2020. Since January 2015, Mr. Conder has served as Founder and Chief Executive Officer of Blackbird Logistics Company, a technology and logistics provider in the cannabis space. Since December 2021, Mr. Conder has served as the Chief Technology Officer of HERBL, Inc., a distributor and supply chain provider for cannabis. Mr. Conder previously co-founded Bootleg Courier Company, a bike messenger business in Reno, Nevada.

Mr. Conder previously entered into the following related party transaction with the Company, as defined by Item 404(a) of Regulation S-K. On November 30, 2020, Baker Technologies Inc. (“Baker”), an indirect wholly owned subsidiary of the Company, issued to Slam Dunk, LLC (“Slam Dunk”), in connection with the sale of Blkbrd Holdings Corp. (“Blackbird”) a convertible senior secured promissory note of $10,000,000 and up to an additional $1,000,000 of additional funding amounts (the “Blackbird Note”). During 2020, the Company had provided a total of $1,000,000 additional funding amounts. The Company had a note receivable as of December 31, 2020 of $7,127,980 from Slam Dunk, a Nevada limited liability company, controlled by Mr. Conder, in relation to the Blackbird Note. Subsequent to Slam Dunk’s sale of the assets and liabilities pertaining to Blackbird, the Company settled the Blackbird Note on June 11, 2021 in exchange for 36,937 class B common shares of HERBL, Inc. and $1,500,000 in cash. Based on the $7,900,000 fair value of the Blackbird Note, recorded by the Company immediately prior to the settlement, the Company determined the fair value of the Class B Common Stock of HERBL received to be $6,400,000, which is equal to the difference between the Blackbird Note fair value and $1,500,000 cash received.

As a non-independent director, Mr. Conder does not receive any compensation for his service on the Board. The compensation terms for Mr. Conder’s service as Interim Chief Executive Officer have not yet been determined and the Company expects to file an amendment to this Form 8-K within four business days after such information is determined or available.

There are no family relationships between Mr. Conder and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.  There are no arrangements or understandings between Mr. Conder and any other person pursuant to which Mr. Conder was selected as an officer of the Company required to be disclosed pursuant to Item 401(b) of Regulation S-K.

Item 8.01 Other Events

On April 24, 2023, the Company issued a press release announcing the resignation of Mr. Santo as Chief Executive Officer and appointments of Mr. Conder as Interim Chief Executive Officer and Mark Scatterday, former Chief Executive Officer and Board member of the Company, as senior advisor. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1†	Separation Agreement dated April 21, 2023 by and between TILT Holdings Inc. and Gary F. Santo, Jr.
99.1	Press Release dated April 24, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

†	In accordance with Item 601(a)(6) of Regulation S-K, certain information has been excluded from this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: April 25, 2023	By:	/s/ Timothy Conder
	Name:	Timothy Conder
	Its:	Interim Chief Executive Officer